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                                                                    EXHIBIT 10.3

                             U.S. PREMIUM BEEF, LTD.

                                UNIFORM DELIVERY
                             AND MARKETING AGREEMENT

                                    ODD SLOTS

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                                                                    Exhibit 10.3


U.S. PREMIUM BEEF, LTD. ODD SLOTS DELIVERY AGREEMENT
                                                 FOR PROCESSING AT NATIONAL BEEF


MEMBER NO.______

                             U.S. PREMIUM BEEF, LTD.
                                 P.O. BOX 20103
                              KANSAS CITY, MO 64195
                    PHONE: (866) 877-2525 FAX: (816) 713-8810

                    UNIFORM DELIVERY AND MARKETING AGREEMENT
                           FOR CATTLE DELIVERY TO USPB
              FOR PROCESSING AT NATIONAL BEEF PACKING COMPANY, LLC.

                                   "ODD SLOTS"

         THIS AGREEMENT, effective as of December 1, 1997, is between U.S. Premium Beef, Ltd. (a Kansas cooperative association, referred to as the "Cooperative"), and the undersigned contracting producer (referred to as "Producer") who is a member of the Cooperative. The Cooperative desires to protect its interests by ensuring that it will have access to an adequate supply of cattle for its cattle processing project; and the Producer desires to supply cattle to the Cooperative. Delivery of cattle to U.S. Premium Beef, Ltd. is not due until delivery schedules are provided to the Producer by the Cooperative. The Cooperative and the Producer agree that the Producer must own, control, or associate with others so that beneficial changes can be made in cattle breeding and production to meet processing and beef consumer preference demands. Subject to the terms, conditions, and obligations of the Cooperative and Producer in this Agreement, similar obligations of other cattle producers contracting with the Cooperative, and in accordance with the Articles of Incorporation and Bylaws of the Cooperative, the Producer and the Cooperative agree as follows:

         1. COMMITMENT TO SUPPLY CATTLE TO THE COOPERATIVE. The Producer agrees to deliver and supply to the Cooperative and the Cooperative agrees to buy and receive one head of cattle from the Producer for each share of common stock owned by the Producer (subject to assignment as provided below and as provided in Paragraph 15) each year during the term of this Agreement, except that the Board of Directors may reduce this amount by giving advance written notice if the Board determines in its sole discretion that the actual processing capacity will be a lesser amount. The Board of Directors may, by resolution, allow a small deviation from the above delivery requirement to allow for production variances. The Board of Directors may approve the assignment of delivery rights under this Agreement to another member or associate member of the Cooperative, however, the Producer remains liable for any underdeliveries. The Cooperative shall attempt to limit odd slot delivery agreements to allow all cattle committed to delivery to be delivered. However, if there are more cattle committed than available slots the Cooperative will accept slot commitments on a first-come, first-served basis or utilize a selection method described in Paragraph 2. The Cooperative and Producer



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U.S. PREMIUM BEEF, LTD. ODD SLOTS DELIVERY AGREEMENT
                                                 FOR PROCESSING AT NATIONAL BEEF


agree that this Uniform Delivery and Marketing Agreement is a cooperative marketing agreement subject to Kansas Statutes, Section 17-1616.

         2. DELIVERY OF CATTLE. The Cooperative will attempt to accommodate the Producer's preference for delivery as indicated in Paragraph 1. However, for delivery slots that are overfilled, the Cooperative intends to use a selection procedure that may include closing certain delivery slots or incentives to fill underfilled delivery. If the Producer selects an overfilled slot, the Producer may select an underfilled slot or participate in a selection procedure with other Producers to determine how the odd slots will be filled. A uniform delivery schedule shall be prepared by the Cooperative and given to the Producer with the actual delivery period(s). The Producer agrees to supply the cattle in accordance with the delivery schedule and agrees the risk of loss for the cattle shall remain with the Producer until the cattle are delivered to the Cooperative at a location designated by the Cooperative.

         3. APPOINTMENT OF COOPERATIVE AS PURCHASING AGENT. The Producer appoints and designates the Cooperative to act as his or her sole agent in the sale and marketing or utilization of cattle committed to the Cooperative under this Agreement and any extensions, renewals or amendments of this Agreement.

         If a Producer is unable to supply the required amount of cattle, the Producer must obtain the cattle from any other source and deliver the cattle to the Cooperative, just as if the cattle had been produced by the Producer. If the Producer does not deliver the cattle as stated, the Producer agrees that the Cooperative, at its option, may act as Producer's agent for the purpose of obtaining cattle in the name of the Producer and may charge to the Producer all expenses, including, but not limited to, the price of the cattle, shipping, reasonable attorneys' fees, and all incidental costs.

         If the Producer is a feedlot only and does not own or control cow/calf operations, Producer is encouraged to make fifty percent (50%) of the delivery rights and obligation of this Agreement available to be transferred to cow/calf operations supplying the feedlot for at least two years. The Cooperative agrees to make any additional delivery rights available on a first come basis to Producers with feedlots who have transferred delivery rights to cow/calf operations as stated above.

         The Cooperative shall have no obligation to accept for marketing or processing any cattle in an amount greater than that specified above, regardless of whether the Producer's total cattle production has increased.

         4. MINIMUM QUALITY STANDARDS. All cattle delivered by the Producer to the Cooperative shall meet the minimum quality standards of the industry for cattle to be processed. Cattle of substandard quality, as determined by the Cooperative, shall be either: (1) rejected and returned to the Producer with all costs relating to the rejection and return charged to the Producer; or (2) accepted and handled or disposed in a manner customary in the industry with any necessary costs charged to the Producer. If, in the sole opinion of the Cooperative, the Producer continually fails to deliver cattle that meet minimum quality standards, the Cooperative may terminate this Agreement and the Producer's membership in the Cooperative.

         5. POOLING ARRANGEMENT. The Cooperative may pool the Producer's cattle for sale to various markets or for processing.



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U.S. PREMIUM BEEF, LTD. ODD SLOTS DELIVERY AGREEMENT
                                                 FOR PROCESSING AT NATIONAL BEEF


         6. PRODUCER IS PRODUCER OF LIVESTOCK. The Producer warrants to the Cooperative that the Producer is a producer of livestock, as defined in Kansas Statutes, Section 17-1606, under this Agreement.

         7. PAYMENT TO PRODUCER. The Cooperative shall market, process and utilize the cattle and products from the cattle in a manner it deems to be in the best interest of the Cooperative and all of the producers. The Cooperative agrees to pay the Producer according to a Pricing Schedule determined by the Board of Directors which will include the following methods:

                  (a) Cattle Payments. For delivery and transfer of cattle to the Cooperative, market based purchase price plus consumer, market and processor based quality incentives as determined by the Board and to the extent possible as determined by the Board of Directors the Cooperative will base payments on a quality grid policy guide for cattle delivered to the Cooperative;

                  (b) Patronage Dividends. In addition to the above payments for cattle, the Producer shall be entitled to payments from earnings of the Cooperative as patronage dividends in accordance with the Bylaws of the Cooperative.

         8. TEN YEAR AGREEMENT.

                  The term of this Agreement shall be ten years commencing on the date of first delivery.

         9. LIQUIDATED DAMAGES AND INJUNCTIVE RELIEF. The Cooperative shall be entitled to relief under Kansas Statutes, Section 17-1616 including injunctive relief or a decree of specific performance in the event of any breach of this Agreement. It is further agreed that in the event of any breach of this Agreement, because of the impossibility of ascertaining with accuracy the damages resulting from such a breach, the Cooperative shall be entitled, as liquidated damages, to an amount equal to twenty dollars ($20) per head of cattle or twenty-five percent (25%) of the market value of the cattle which the Producer has failed to deliver or improperly furnished under the terms of this Agreement, provided however the Board may by resolution exempt from breach and liquidated damages a certain amount or percentage of the cattle required to be delivered based on accepted production losses. The greater amount of liquidated damages applies if the Board of Directors determines the breach is willful, the reason of the breach was to take advantage of higher markets elsewhere, or the Producer is abandoning the Member's contractual duties to the Cooperative and other members of the Cooperative. Should the non-performance by the Producer of his or her obligations under this Agreement result in the termination of his or her membership in the Cooperative, the Producer agrees that, in addition to any other remedies available to the Cooperative, the amount of damages as he or she may become obligated to pay the Cooperative shall be credited to the Cooperative against the Producer's stock or other evidences of equity. The Producer agrees to pay all reasonable legal costs and expenses, including attorneys' fees and court costs, incurred by the Cooperative in any action brought by the Cooperative against the Producer for any breach or threatened breach of this Agreement.

         10. COMPLIANCE WITH THE COOPERATIVE'S GOVERNING INSTRUMENTS AND CONSENT TO TAKE DISTRIBUTIONS INTO INCOME. The Producer accepts and agrees to conform to and abide by the provisions of the Articles of Incorporation and Bylaws of the Cooperative and all amendments thereto during the term of this Agreement. In addition, the Producer agrees that this Agreement shall



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U.S. PREMIUM BEEF, LTD. ODD SLOTS DELIVERY AGREEMENT
                                                 FOR PROCESSING AT NATIONAL BEEF


constitute written consent that: (1) the amount of any distributions with respect to his or her patronage during a year in which he or she patronized the Cooperative on the basis of cattle delivered to the Cooperative, made by qualified written notices of allocation as defined in Subchapter T of the Internal Revenue Code of 1986 (hereinafter cited by Section number only), and received by him or her from the Cooperative, will be taken into account by him or her at its stated dollar amount in the manner provided in Section 1385 in the taxable year in which such qualified written notice of allocation is received by him or her; and (2) upon a determination by the Board of Directors that a unit retain is to constitute a qualified per unit retain (as defined in Subchapter T of the Internal Revenue Code of 1986, as amended), he or she will take the per unit retain certificate issued to him or her in connection therewith into account at its stated dollar amount in the manner provided in Section 1388 in the taxable year in which the per unit retain certificate is received by him or her.

         11. SECURITY INTERESTS. If the Producer grants a security interest in any of his or her cattle marketed to the Cooperative during the term of this Agreement, the Cooperative shall have the right, but not the obligation, after acceptance of the cattle by the Cooperative, to pay off all or part of the obligation underlying the security interest. The payment shall be for the account of the Producer and shall be charged against the amount owing to the Producer by the Cooperative.

         The Producer shall inform the Cooperative of all security interests he or she has granted by disclosing all security interests as provided by state or federal law, and if not provided, then Producers shall provide disclosure separately in writing. The Producer shall notify the Cooperative prior to granting any security interest.

         12. INABILITY OF COOPERATIVE TO PERFORM. In case of fire, explosions, interruption of power, strikes or other labor disturbances, lack of transportation facilities, shortage of labor supplies, floods, action of the elements, riot, interference of civil or military authorities, enactment of legislation or any unavoidable casualty or cause beyond the control of the Cooperative affecting the conduct of the Cooperative's business to the extent of preventing or unreasonably restricting the receiving, handling, processing, marketing, or other operations, the Cooperative shall be excused for performance during the period that the Cooperative's business or operations are so affected. The Cooperative in its judgment may, during such period, operate on a limited basis and accept such portion of cattle as the Cooperative has informed the Producer it can economically handle.

         The Cooperative shall give written notice to the Producer of the Cooperative's inability to perform and the specific cause or causes for the non-performance. In any event, the Cooperative shall pay, pursuant to this Agreement, for all cattle accepted by the Cooperative.

         13. CONTINGENCIES. Notwithstanding the provisions of this Agreement to the contrary, the rights and obligations of the Cooperative and the Producer shall be subject to and contingent upon:

                  (1) the Producer completing the requirements of being a member of the Cooperative;

                  (2) commitment of a total of 600,000 or more head of cattle to the Cooperative under similar uniform delivery and marketing agreements;



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U.S. PREMIUM BEEF, LTD. ODD SLOTS DELIVERY AGREEMENT
                                                 FOR PROCESSING AT NATIONAL BEEF


                  (3) determination by the Cooperative's Board of Directors that a processing facility is available to process cattle delivered to the Cooperative by the Producers collectively;

                  (4) the execution of agreements to provide processing and marketing of the Producers' cattle and cattle products; and

                  (5) securing adequate capitalization through member share equity offerings, debt financing and other commitments;

         In the event any of the contingencies under (1) to (5) above are not fulfilled, then neither the Cooperative nor the Producer shall have any obligations under this Agreement.

          14. COMPLETE AGREEMENT. The Cooperative and Producer agree that there are no oral or other conditions, promises, representations or inducements in addition to or in variance with any of the terms of this Agreement, and that this Agreement fully and completely represents the voluntary and clear understanding of both parties.

          15. ASSIGNMENT. The Producer may only assign or transfer his or her delivery rights under this Agreement, to a member or associate member of the Cooperative. Therefore, no assignment or transfer may occur without the prior written consent of the Cooperative, and then only to a producer who is a member or associate member. The Cooperative may not assign its obligations under this Agreement without the prior written consent of Producer.

         16. WAIVER OF BREACH. No waiver of a breach of any of the provisions contained in this Agreement shall be construed to be a waiver of any subsequent breach of the same or of any other provision of this Agreement.

          17. CONSTRUCTION OF TERMS OF AGREEMENT. The language and all parts of this Agreement shall be construed as a whole and not strictly for or against any party. In the event any term, covenant or condition of this Agreement is held to be invalid or void by a court, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition of this Agreement. This Agreement shall be interpreted under Kansas law.

         18. SUCCESSORS AND ASSIGNS. Subject to the other provisions of this Agreement, all of the terms, covenants and conditions of this Agreement shall inure to the benefit of and shall bind the parties and their successors and permitted assigns.



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U.S. PREMIUM BEEF, LTD. ODD SLOTS DELIVERY AGREEMENT
                                                 FOR PROCESSING AT NATIONAL BEEF


         19. TERMINATION OF ANY PRIOR MARKETING AGREEMENT. The Cooperative and the Member agree that this Agreement terminates, supersedes, and replaces any prior Marketing Agreements between the Cooperative and the Member on the effective date of this Agreement.

PRODUCER                                    U.S. PREMIUM BEEF, LTD.


By                                          By
   ------------------------------------        ---------------------------------
                                                     Terry Ryan
         ------------------------------              Its Chair


Address                                     ATTEST:


                                            By
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                                                     John Fairleigh
                                                     Its Secretary
------------------------------------

Date:                                       Date:
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